                                                                    EXHIBIT 10.2

             PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO
             A REQUEST FOR CONFIDENTIAL TREATMENT AND WILL BE FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
               COMMISSION, SUCH PORTIONS ARE DESIGNATED "[***]".


--------------------------------------------------------------------------------






                           REVOLVING CREDIT AGREEMENT



                                 by and between



                               CROWN CRAFTS, INC.
                                  as Borrower,


                        WACHOVIA BANK, N. A., as Lender




                                 August 9, 1999





------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
                                   ARTICLE I

                             Definitions and Terms

 1.1      Definitions .....................................................................................     2
 1.2      Rules of Interpretation .........................................................................    22

                                   ARTICLE II

               The Revolving Credit Facilities and the Term Loan

 2.1      Revolving Loans .................................................................................    23
 2.2      Revolving Notes .................................................................................    25
 2.3      Revolving Credit Commitment Reductions ..........................................................    25
 2.4      Term Loan .......................................................................................    25
 2.5      Term Loan Note ..................................................................................    26
 2.6      Issuance of Letters of Credit ...................................................................    26
 2.7      Use of Proceeds .................................................................................    26
 2.8      Mandatory Prepayment ............................................................................    26

                                  ARTICLE III

               Eurodollar Funding, Fees, and Payment Conventions

 3.1      Interest Rate Options ...........................................................................    26
 3.2      Conversions and Elections of Subsequent Interest Periods ........................................    27
 3.3      Payment of Interest .............................................................................    27
 3.4      Prepayments of Eurodollar Rate Loans ............................................................    28
 3.5      Manner of Payment ...............................................................................    28
 3.6      Commitment Fee ..................................................................................    28
 3.7      Computation of Rates and Fees ...................................................................    29

                                   ARTICLE IV

                            Change in Circumstances

 4.1      Increased Cost and Reduced Return ...............................................................    29
 4.2      Limitation on Types of Loans ....................................................................    30
 4.3      Illegality ......................................................................................    31

4.4       Treatment of Affected Loans .....................................................................    31
4.5       Compensation ....................................................................................    32
4.6       Taxes ...........................................................................................    32

                                   ARTICLE V

                           Conditions to Making Loans

5.1       Conditions of Initial Advance ...................................................................    33
5.2       Conditions of All Revolving Loans ...............................................................    36

                                   ARTICLE VI

                         Representations and Warranties

6.1       Organization and Authority ......................................................................    36
6.2       Senior Debt Documents ...........................................................................    37
6.3       Solvency ........................................................................................    37
6.4       Subsidiaries and Stockholders ...................................................................    37
6.5       Ownership Interests .............................................................................    38
6.6       Financial Condition .............................................................................    38
6.7       Title to Properties .............................................................................    38
6.8       Taxes ...........................................................................................    38
6.9       Other Agreements ................................................................................    39
6.10.     Litigation ......................................................................................    39
6.11.     Margin Stock ....................................................................................    39
6.12.     Investment Company; Public Utility Holding Company ..............................................    39
6.13.     Patents, Etc ....................................................................................    39
6.14.     No Untrue Statement .............................................................................    40
6.15.     No Consents, Etc ................................................................................    40
6.16.     Employee Benefit Plans ..........................................................................    40
6.17.     No Default ......................................................................................    41
6.18.     Hazardous Materials .............................................................................    41
6.19.     Employment Matters ..............................................................................    41
6.20.     Year 2000 Compliance ............................................................................    42

                                  ARTICLE VII

                             Affirmative Covenants

7.1       Financial Reports, Etc ..........................................................................    42
7.2       Maintain Properties .............................................................................    43
7.3       Existence, Qualification, Etc ...................................................................    43

7.4       Regulations and Taxes ...........................................................................    44
7.5       Insurance .......................................................................................    44
7.6       True Books ......................................................................................    44
7.7       Payment of Other Indebtedness ...................................................................    44
7.8       Right of Inspection .............................................................................    44
7.9       Observe all Laws ................................................................................    44
7.10.     Governmental Licenses ...........................................................................    45
7.11.     Covenants Extending to Other Persons ............................................................    45
7.12.     Officer's Knowledge of Default ..................................................................    45
7.13.     Suits or Other Proceedings ......................................................................    45
7.14.     Notice of Discharge of Hazardous Material or Environmental Complaint ............................    45
7.15.     Environmental Compliance ........................................................................    45
7.16.     Indemnification .................................................................................    45
7.17.     Further Assurances ..............................................................................    46
7.18.     Employee Benefit Plans ..........................................................................    46
7.19.     Termination Events ..............................................................................    46
7.20.     ERISA Notices ...................................................................................    46
7.21.     Continued Operations ............................................................................    47
7.22.     Use of Proceeds .................................................................................    47
7.23.     New Subsidiaries ................................................................................    47
7.24.     Security ........................................................................................    50
7.25.     Year 2000 Compliance ............................................................................    51

                                  ARTICLE VIII

                               Negative Covenants

8.1       Financial Covenants .............................................................................    51
8.2       Indebtedness ....................................................................................    52
8.3       Liens ...........................................................................................    53
8.4       Transfer of Assets ..............................................................................    54
8.5       Investments; Acquisitions .......................................................................    54
8.6       Merger or Consolidation .........................................................................    55
8.7       Restricted Payments .............................................................................    55
8.8       Transactions with Affiliates ....................................................................    55
8.9       Compliance with ERISA ...........................................................................    56
8.10.     Changes and Amendments ..........................................................................    56
8.11.     Limitations on Sales and Leasebacks .............................................................    56
8.12.     Dissolution, etc ................................................................................    57
8.13      Mortgages and Appraisals ........................................................................    57
8.14      Payments to Prudential ..........................................................................    57

                                   ARTICLE IX

                       Events of Default and Acceleration
9.1       Events of Default ...............................................................................    57
9.2       Lender to Act ...................................................................................    60
9.3       Cumulative Rights ...............................................................................    60
9.4       No Waiver .......................................................................................    60

                                   ARTICLE X

                                 Miscellaneous

10.1.     Assignments and Participations ..................................................................    60
10.2.     Notices .........................................................................................    62
10.3.     Right of Set-off ................................................................................    62
10.4.     Survival ........................................................................................    63
10.5.     Expenses ........................................................................................    63
10.6.     Amendments and Waivers ..........................................................................    63
10.7.     Counterparts ....................................................................................    63
10.8.     Termination .....................................................................................    64
10.9.     Indemnification .................................................................................    64
10.10.    Severability ....................................................................................    65
10.11.    Entire Agreement ................................................................................    65
10.12.    Agreement Controls ..............................................................................    65
10.13.    Usury Savings Clause ............................................................................    65
10.14.    Payments ........................................................................................    65
10.15.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL ...............................................    66



EXHIBIT A .      Commitment ...............................................................................    70
EXHIBIT B .      Form of Assignment and Acceptance ........................................................    71
EXHIBIT C .      Notice of Appointment (or Revocation) of Authorized Representative .......................    74
EXHIBIT D .      Form of Borrowing Notice .................................................................    75
EXHIBIT E .      Form of Interest Rate Selection Notice ...................................................    77
EXHIBIT F-1      Form of Revolving A Note .................................................................    78
EXHIBIT F-2      Form of Revolving B Note .................................................................    80
EXHIBIT F-3      Form of Term Note ........................................................................    80
EXHIBIT G .      Form of Subsidiary Guaranty Agreement ....................................................    82
EXHIBIT H .      Form of Opinion of Borrower's Counsel ....................................................    90
EXHIBIT I .      Form of Compliance Certificate ...........................................................    91
EXHIBIT J .      Form of Borrowing Base Certificate .......................................................    95
EXHIBIT L .      Form of Security Agreement ...............................................................    99
EXHIBIT M .      Form of Assignment of Factoring Balances .................................................    99

Schedule 6.4
Subsidiaries and Ownership Interests.......................................................................  100

Schedule 6.6
Liabilities................................................................................................  101

Schedule 6.16
ERISA Matters..............................................................................................  102

Schedule 8.3
Liens    ..................................................................................................  103

Schedule 8.8
Affiliate Transactions.....................................................................................  104

                           REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT, dated as of August 9, 1999 (the "Agreement"), is made by and among CROWN CRAFTS, INC., a Georgia corporation having its principal place of business in Atlanta, Georgia (the "Borrower"), WACHOVIA BANK, N.A., a national banking association organized under the laws of the United States ("Wachovia"), in its capacity as Lender (the "Lender"), and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 10.1 hereof (hereinafter such lenders may be referred to individually as a "Lender" or collectively as the "Lenders");

                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Lender have entered into that certain Revolving Credit Agreement dated as of August 25, 1995, as amended through Amendment No. 12 to Revolving Credit Agreement dated as of July 12, 1999 (the "Existing Credit Agreement"), pursuant to which the Lender has made revolving advances to the Borrower in the aggregate amount of $15,000,000;

         WHEREAS, the Borrower has delivered to the Lender that certain Master Note dated as of June 17, 1998 (the "Demand Note"), pursuant to which the Lender may make revolving advances, in the exercise of the Lender's sole discretion, to the Borrower in the aggregate amount of $30,000,000;

         WHEREAS, the Borrower has delivered to the Lender that certain $25,000,000 Promissory Note dated April 30, 1999 (the "Bridge Note") pursuant to which the Lender has made a bridge loan to the Borrower in the aggregate amount of $25,000,000;

         WHEREAS, the Borrower has requested that the Lender make available to the Borrower (i) a revolving A credit facility of up to $15,000,000, (ii) a revolving B credit facility of up to $30,000,000, (iii) a term loan equal to $15,000,000, the proceeds of such facilities to be used to refinance the amounts outstanding (along with any payment of such additional amounts as necessary to refinance such amounts in full) under the Existing Credit Agreement, the Demand Note and the Bridge Note; and

         WHEREAS, the Lender is willing to make the revolving credit facilities and term loan available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

                                   ARTICLE I

                             Definitions and Terms


         1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the non-hostile acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Advance" means a borrowing consisting of a Base Rate Loan or a Eurodollar Rate Loan under either (i) the Revolving Credit Facility or (ii) the Term Loan Facility.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower or any Person described in clause
         (i) above; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Interest Addition" means (i) for each Eurodollar Rate Loan, 2.75%, (ii) for each Base Rate Loan which is not an Overadvance Loan, 1.00%, and (iii) for each Base Rate Loan which is also an Overadvance Loan, 1.50%.

                  "Applicable Lending Office" means, for each Type of Loan, the "Lending Office" of the Lender (or of an affiliate of the Lender) designated for such Type of Loan on the signature pages hereof or such other office of the Lender (or an affiliate of the Lender) as the Lender may from time to time specify to the Borrower by written notice in accordance with the terms hereof as the office by which the Loans of such Type are to be made and maintained.

                  "Applicable Property Value" means the sum of (a) the orderly liquidation value of all equipment as determined by the appraisal to be delivered to the Lender pursuant to Section 8.13 hereof (and prior to such delivery based on the lesser of the book value or fair market value thereof), plus (b) the fair market value of all real property owned by the Borrower and its Subsidiaries, as determined by the appraisal to be delivered to the Lender pursuant to Section 8.13 hereof (and prior to such delivery based on the lesser of the book value or fair market value thereof).

                  "Asset Disposition" means any disposition, whether by sale, lease, assignment or other transfer of (a) any of the assets of the Borrower or its Subsidiaries, and (b) any of the capital stock of any Subsidiary, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary (other than a disposition to the Borrower or a Facility Guarantor).

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Lender in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 10.1 hereof.

                  "Assignment of Factoring Balances" means an Assignment of Factoring Balances and Agreement in the form of Exhibit M, or otherwise acceptable to the Lender and the Collateral Agent, and entered into from time to time by the Collateral Agent, the Borrower and a Permitted Factor.

                  "Authorized Representative" means any of the President or Vice President of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit C.

                  "Bank of America" means Bank of America, N.A., a national
                   banking association.

                  "Bank of America Credit Agreement" means that certain Revolving Credit Agreement dated as of the date hereof between the Borrower and Bank of America, refinancing certain Indebtedness of the Borrower to Bank of America under (a) that certain Revolving Credit Agreement dated as of August 15, 1995, as amended, and (b) that certain Promissory Note dated January 31, 1999, as from time to time amended, restated or supplemented.

                  "Bank of America Obligations" means all obligations of the Borrower to Bank of America under the Bank of America Credit Agreement in an aggregate principal amount of up to $25,000,000.

                  "Base Rate" means the per annum rate of interest equal to the sum of (a) the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (.50%) plus (b) the Applicable Interest Addition. Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M.
         of the Business Day on which each such change occurs.

                  "Base Rate Loan" means a Loan or a Segment of a Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Bernstein Family" means Philip Bernstein and his wife, their children and their children's spouses and their grandchildren.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's Account" means a demand deposit account number 14864502 or any successor account with the Lender, which may be maintained at one or more offices of the Lender or an agent of the Lender.

                  "Borrowing Base" means, as of any date of determination thereof, an amount equal to:

                           (a) all Net Receivables multiplied by 85%, less the
                  amount of all Factor Advances which have been received from the applicable Permitted Factor; plus

                           (b) all Recoverable Income Taxes multiplied by 85%;
                  plus

                           (c) the lesser of the book value (net of all
                  reserves) or market value of all Inventory multiplied by 50%; plus

                           (d) prior to November 1, 1999, the net book value of
                  all plant, property and equipment of the Borrower and its Subsidiaries multiplied by 50% and on and after November 1, 1999, the Applicable Property Value multiplied by 80%; plus

                           (e) the Overadvance Amount.

                  "Borrowing Base Certificate" means a certificate of the Chief Financial Officer of the Borrower in the form of Exhibit J hereto.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under either Revolving Credit Facility or, on the Closing Date, the Term Loan, in the form attached hereto as Exhibit D and incorporated herein by reference.

                  "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the State of Georgia are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York, and Atlanta, Georgia.

                  "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication)
         (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Lender together with any compliance certificate delivered pursuant to Section 7.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 7.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time, including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Capital Market Transactions" means (a) the issuance or sale in a registered public offering, Rule 144A/Regulation S transaction or private placement of capital stock (including equity-linked securities) or notes, debentures, instruments or other debt securities or (b) the incurrence of any loans; provided, however, none of the Senior Debt shall constitute a "Capital Markets Transactions".

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower and the Lender and on which the conditions set forth in Section 5.1 hereof have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any final or temporary regulations promulgated thereunder.

                  "Collateral" means, collectively, all property of the Borrower, any Domestic Subsidiary or any other Person in which the Collateral Agent or any Secured Party is granted a Lien as security for all or any portion of the Senior Debt under any Security Instrument.

                  "Collateral Agent" means Wachovia Bank, N.A., in its capacity as collateral agent for the Secured Parties under the Intercreditor Agreement.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower first delivered to the Lender hereunder.

                  "Consolidated EBIT" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, and (iii) taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Twelve Month Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBIT for such period plus Consolidated Lease Expense, to
         (ii) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense plus (ii) Consolidated Lease Expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including, without limitation, fees payable in respect of a Hedging Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense, (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense and (iv) the interest component of any payments made to a Permitted Factor in connection with Factored Accounts, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Lease Expense" means for any period all amounts paid or accrued by the Borrower and its Subsidiaries during such period under operating leases (whether or not constituting rental expense) determined on a consolidated basis.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries, including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 8.1(a) hereof) as income (or loss with respect to clauses (i) and (v)): (i) net gains or losses on the sale, conversion or other disposition of capital assets in excess of an aggregate amount of $1,500,000 , (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit or loss of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis; provided, however, that for purposes of determining Consolidated EBIT and Consolidated

         EBITDA for the last fiscal quarter (or any month therein) of Fiscal Year 1999, Consolidated Net Income shall be deemed to be zero (0).

                  "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), minus (iii) the amount of any treasury stock, minus (iv) valuation allowances, minus (v) receivables due from the Crown ESOP and minus (vi) any translation, adjustments for any foreign currency transactions, all as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Total Assets" means, as at any time of calculation thereof, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (a) to purchase such Indebtedness or other obligation
                  or any property or assets constituting security therefor;

                           (b) to advance or supply funds in any manner (i) for
                  the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (c) to grant or convey any lien, security interest,
                  pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (d) to lease property or to purchase securities or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (e) otherwise to assure the owner of the
                  Indebtedness or such obligation of the primary obligor against loss in respect thereof.

                  "Continue," "Continuation," and "Continued" shall refer to the continuation of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period under the terms of this Agreement.

                  "Convert," "Conversion," and "Converted" shall refer to a conversion of one Type of Loan into another Type of Loan under the terms of this Agreement.

                  "Credit Party" means each of the Borrower, each Facility Guarantor and each other Person providing Collateral pursuant to any Security Instrument from time to time.

                  "Crown ESOP" means that certain employee stock ownership plan of the Borrower as in effect on the date hereof.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, fees, and other amounts payable in respect of Obligations or (except as otherwise expressly provided therein) the obligations of any other Credit Party under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Direct Foreign Subsidiary" means a Subsidiary other than a Domestic Subsidiary a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by the Borrower or a Domestic Subsidiary.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

                  "Eligible Assignee" means (i) an affiliate of the Lender, and
         (ii) any other Person approved by the Lender and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.1, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Lender :

                           (a) Government Securities;

                           (b) obligations of any corporation organized under
                  the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 90 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (c) interest bearing demand or time deposits issued
                  by any bank or certificates of deposit, bankers acceptances and other "money market instruments" maturing within one hundred eighty (180) days from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A or better by S&P or A2 or better by Moody's;

                           (d) Repurchase Agreements;

                           (e) Municipal Obligations;

                           (f) shares of mutual funds which invest exclusively
                  in obligations described in paragraphs (a) through (e) above, the shares of which mutual funds are at all times rated "AAA" by S&P; and

                           (g) shares of "money market funds," of financial
                  institutions rated A or better by S&P or A2 or better by Moody's.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or is assumed by the Borrower in connection with any Acquisition or any of its ERISA Affiliates or (b) has at any time during the six (6) years immediately prior the date hereof been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all final or temporary regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of
         Section 414(b) and (c) of the Code.

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                         Eurodollar =Interbank Offered Rate  +   Applicable
                                     -----------------------
                            Rate     1- Reserve Requirement   Interest Addition

                  "Event of Default" means any of the occurrences set forth as such in Section 9.1 hereof.

                  "Excluded Locations" means the real property of the Borrower or its Subsidiaries located at Edmond Street in Calhoun, Georgia (Plant 1), Chatsworth, Georgia, Dalton, Georgia (Plant 4), Berea, Kentucky and Roxboro, North Carolina (Outlet Store).

                  "Facility Guarantors" means on any date the Subsidiaries party to a Facility Guaranty on such date and shall in any event include all Material Subsidiaries that are Domestic Subsidiaries.

                  "Facility Guaranty" means each guaranty agreement between one or more Facility Guarantors and the Lender, substantially in the form of Exhibit G, delivered as of the Closing Date and otherwise pursuant to Section 7.23, as the same may be amended, modified or supplemented from time to time.

                  "Factor Advances" means all amounts advanced to the Borrower or a Subsidiary in respect of an account prior to its stated maturity by a factor in connection with a factoring program relating to the Borrower's or a Subsidiary's accounts.

                  "Factored Accounts" means all accounts of the Borrower or any Subsidiary purchased or approved by a Permitted Factor in connection with a factoring program approved by the Lender.

                  "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Lender on such day on such transaction as determined by the Lender.

                  "Fiscal Year" means the twelve month fiscal period of the Borrower ending the Sunday nearest March 31 of each calendar year; any reference to a Fiscal Year immediately followed by a calendar year shall mean the Fiscal Year ending in such calendar year.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

                  "GAAP" means Generally Accepted Accounting Principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign.

                  "Guaranties" means all obligations of the Borrower or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

                  "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

                  "Hedging Agreement" means any agreement governing Rate Hedging Obligations.

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, the undrawn portion of letters of credit, all reimbursement obligations of such person with respect to letters of credit, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

                  "Indebtedness for Money Borrowed" means for any Person all indebtedness in respect of money borrowed, including all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money, other than trade payables incurred in the ordinary course of business.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof among the Borrower, the Collateral Agent and the Secured Parties, as amended, restated or supplemented from time to time.

                  "Interest Period" for each Eurodollar Rate Loan means a period commencing on the date such Eurodollar Rate Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Rate Loan, and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Lender by the Authorized Representative no later than three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                       (i) if the Authorized Representative fails to notify the
                  Lender of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                      (ii) if an Interest Period for a Eurodollar Rate Loan
                  would end on a day which is not a Business Day such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business
                  Day);

                     (iii) any Interest Period which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                      (iv) no Interest Period shall extend past (A) April 3,
                  2000 with respect to Revolving A Loans, (B) January 15, 2000 with respect to Revolving B Loans and (C) March 31, 2000 with respect to the Term Loan; and

                       (v) there shall not be more than four (4) Interest Periods in effect on any day.

                  "Interest Rate Selection Notice" means the notice delivered by an Authorized Representative in connection with the election of a subsequent interest period for any Eurodollar Rate Loan or the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate Loan (other than an Overadvance Loan) into a Eurodollar Rate Loan, in the form of Exhibit E hereto.

                  "Inventory" means the book value of inventory of the Borrower which consists of the raw materials and finished goods inventory, all of which inventory is usable, in good condition, and saleable (at prices not less than cost).

                  "Letter of Credit" means a standby or commercial letter of credit issued by the Lender from time to time for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus all reimbursement obligations owed by the Borrower with respect thereto then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means (i) any of the Revolving Loans made under the Revolving Credit Facility or (ii) the Term Loans made under the Term Loan Facility.

                  "Loan Documents" means this Agreement, the Security Instruments, the Facility Guaranties, the Notes, the Intercreditor Agreement, letter of credit application and reimbursement agreements relating to Letters of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of the Lender or the Collateral Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Margin Stock" shall have the meaning given to such term in
         Section 6.11 hereof.

                  "Material Adverse Effect" means with respect to the Borrower and any Facility Guarantor a material adverse effect (x) on the business, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (y) on the ability of any party to the Loan Documents to perform, or of the Lender or the Collateral Agent to enforce, the obligations of such Person under the Loan Documents to which it is a party.

                  "Material Subsidiary" means any direct or indirect Subsidiary of the Borrower which (a) has total assets equal to or greater than $500,000 or (b) has net income equal to or greater than $500,000; provided, however, that notwithstanding the foregoing, if the Borrower and the Material Subsidiaries, as defined above, have less than 95% of Consolidated Total Assets, then the term "Material Subsidiaries" shall mean Subsidiaries of the Borrower, as specified by the Borrower, that together with the Borrower have assets equal to not less than 95% of Consolidated Total Assets. In any event, notwithstanding the foregoing provisions of this definition, each Subsidiary of the Borrower formed or acquired after the date of this Agreement shall constitute a Material Subsidiary.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means, collectively (or individually as the context may indicate), each mortgage or similar agreement executed by the Borrower or any Subsidiary and delivered after the Closing Date pursuant to Sections 7.23, 7.24 or 8.13 hereof in favor of the Collateral Agent and in form and substance acceptable to the Lender, each as from time to time amended, supplemented or replaced.

                  "Mortgaged Property" means each parcel of real property which is subject to a Mortgage from time to time.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, in their capacity as issuer of general obligations, in the highest investment rating category by both S&P and Moody's.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP applied on a Consistent Basis.

                  "Net Proceeds" means (a) in connection with any Restricted Asset Disposition, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Restricted Asset Disposition, after deducting therefrom, as applicable, (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, amounts required to be applied to the repayment of Indebtedness secured by a Lien on any asset which is the subject of such Restricted Asset Disposition and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable) and (iii) appropriate amounts to be provided by the Borrower or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Restricted Asset Disposition and retained by the Borrower or any Subsidiary, as the case may be, after such Restricted Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities under any indemnification obligations associated with such Restricted Asset Disposition, (b) in connection with any Capital Market Transactions (but not including in "Net Proceeds" any replacements, refundings or refinancings of existing Indebtedness), the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Asset Disposition means cash payments received by the Borrower therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition, (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

                  "Net Receivables" means the sum of Factored Accounts plus Other Accounts, net of all reserves with respect to such accounts required in accordance with GAAP.

                  "Notes" means, collectively, the Revolving A Note, the Revolving B Note and the Term Note.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) all liabilities of Borrower to the Lender which arise under any Swap Agreement with the Lender and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lender hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Other Accounts" means all accounts receivable recorded on the books of the Borrower in accordance with GAAP, other than Factored Accounts and income tax accruals.

                  "Overadvance Amount" means an amount equal to the following amounts for the corresponding periods:

                  Closing Date through September 25, 1999          $35,000,000
                  September 26, 1999 through December 26, 1999     $25,000,000
                  [***]
                  [***]
                  Thereafter                                       $         0

         [***]

         [***]

                  "Overadvance Loan" means, as determined by the most recent Borrowing Base Certificate, that portion of the Revolving Loans equal to (x) all Obligations divided by total Senior Debt outstanding, multiplied by (y) the amount of total Senior Debt outstanding in excess of (i) the Borrowing Base minus (ii) the Overadvance Amount.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is, or was during the six
         (6) years immediately prior to the date hereof maintained for employees of the Borrower or any ERISA Affiliate.

                  "Permitted Asset Dispositions" means Asset Dispositions consisting of (a) dispositions of inventory in the ordinary course of business, (b) dispositions of equipment which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is greater, of $1,000,000 or less, (c) dispositions of property that is substantially worn, damaged, or obsolete and (to the extent not replaced by assets of substantially the same or greater utility and value), in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, (d) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 8.6, (e) the disposition of cash or Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, (f) the sale or discount without recourse of accounts receivable or notes receivable, or the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, each in the ordinary course of business, (g) the transfer of the corporate aircraft currently leased by the Borrower, and (h) Restricted Asset Dispositions.

                  "Permitted Factor" means any factor approved by the Collateral Agent and subject to an Assignment of Factoring Proceeds.

                  "Permitted Liens" shall have the meaning given to such term in Section 8.3 hereof.

                  "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Securities Pledge Agreement dated as of the date hereof between the Borrower and the Collateral Agent for the benefit of the Secured Parties, (ii) any additional Securities Pledge Agreement delivered to the Collateral Agent pursuant to Sections 7.23 or 7.24, and (iii) with respect to any Subsidiary Securities issued by a Direct Foreign Subsidiary, any additional or substitute charge, agreement, document, instrument or conveyance, in form and substance acceptable to the Collateral Agent, conferring under applicable foreign law upon the Collateral Agent for the benefit of the Secured Parties a Lien upon such Subsidiary Securities as are owned by the Borrower or any Domestic Subsidiary, each in the form of Exhibit K and as hereafter amended, supplemented (including by Pledge Agreement Supplement) or amended and restated from time to time.

                  "Pledge Agreement Supplement" means, with respect to each Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an exhibit to such Pledge Agreement.

                  "Pledged Interests" means the Subsidiary Securities required to be pledged as Collateral pursuant to Sections 7.23 or 7.24 or the terms of any Pledge Agreement.

                  "Prime Rate" means the rate of interest per annum announced publicly by the Lender as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender.

                  "Principal Office" means the office of the Lender at 191 Peachtree Street, 30th Floor, Atlanta, Georgia 30303, or such other office and address as the Lender may from time to time designate.

                  "Prudential" means The Prudential Insurance Company of
         America.

                  "Prudential Note Agreement" means that certain Note Agreement dated as of October 12, 1995, as amended from time to time between the Borrower and Prudential.

                  "Prudential Obligations" means all obligations of the Borrower to Prudential under the Prudential Note Agreement in an aggregate principal amount of $50,000,000.

                  "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Recoverable Income Taxes" means (i) at any time prior to the earlier of September 15, 1999 or the date of filing of the Borrower's tax returns for Fiscal Year 1999 (the earlier of such being the "Filing Date"), the amount of tax refunds for Fiscal Year 1999 as determined by Deloitte & Touche as of the Closing Date and (ii) on and after the Filing Date, as reflected on the filed tax returns of the Borrower.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes the Lender, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by the Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Asset Dispositions" means (i) any Subsidiary Disposition and (ii) any Asset Dispositions (other than an Asset Disposition referred to in clauses (a) through (g) of the definition of "Permitted Asset Disposition") having an aggregate fair market value of less than $1,000,000, provided that the proceeds therefrom shall be applied as provided in Section 2.8.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, other than shares redeemed, converted, exchanged or retired in connection with the cashless purchase of shares subject to an existing employee stock option plan of the Borrower; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any Subsidiary of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower; provided, however, that any payment made in respect of capital stock of the Borrower as described in the certain letter agreement of even date herewith among the Borrower and the Secured Parties, shall not be a Restricted Payment hereunder.

                  "Revolving A Credit Commitment" means, with respect to the Lender, the obligation of such Lender to make Revolving A Loans to the Borrower up to an aggregate principal amount reflected on Exhibit A hereto, as reduced from time to time in accordance with Section 2.3(a) hereof.

                  "Revolving A Credit Facility" means the facility described in
         Article II hereof providing for Revolving A Loans to the Borrower by the Lender in the aggregate principal amount equal to the Revolving A Credit Commitment.

                  "Revolving A Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving A Loans then outstanding and all interest accrued and unpaid thereon.

                  "Revolving A Credit Termination Date" means (i) April 3, 2000 or (ii) such earlier date of termination of Lender's obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or
         (iii) such date as the Borrower may permanently terminate the Revolving A Credit Facility by payment in full of all Revolving A Credit Outstandings and cancellation of the Revolving A Credit Commitment pursuant to Section 2.3 hereof.

                  "Revolving A Loan" means any borrowing pursuant to an Advance under the Revolving A Credit Facility in accordance with Article II hereof.

                  "Revolving A Note" means the promissory note of the Borrower evidencing Revolving A Loans executed and delivered to the Lender as provided in Section 2(a) hereof substantially in the form attached hereto as Exhibit F-1.

                  "Revolving B Credit Commitment" means, with respect to the Lender, the obligation of such Lender to make Revolving B Loans to the Borrower up to an aggregate principal amount reflected on Exhibit A hereto, as reduced from time to time in accordance with Section 2.3 hereof.

                  "Revolving B Credit Facility" means the facility described in
         Article II hereof providing for Revolving B Loans to the Borrower by the Lender in the aggregate principal amount equal to the Revolving B Credit Commitment.

                  "Revolving B Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving B Loans then outstanding and all interest accrued and unpaid thereon.

                  "Revolving B Credit Termination Date" means (i) January 15, 2000 or (ii) such earlier date of termination of Lender's obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or
         (iii) such date as the Borrower may permanently terminate the Revolving B Credit Facility by payment in full of all Revolving B Credit Outstandings and cancellation of the Revolving B Credit Commitment pursuant to Section 2.3 hereof, or (iv) the date on which DEMAND is made by the Lender for payment in full of all Revolving B Credit Outstandings after the occurrence of a Triggering Event.

                  "Revolving B Loan" means any borrowing pursuant to an Advance under the Revolving B Credit Facility in accordance with Article II hereof.

                  "Revolving B Note" means the promissory note of the Borrower evidencing Revolving B Loans executed and delivered to the Lender as provided in Section 2(b) hereof substantially in the form attached hereto as Exhibit F-2.

                  "Revolving Credit Facilities" means the Revolving A Credit Facility and the Revolving B Credit Facility described in Article II hereof providing for Loans to the Borrower by the Lender in the aggregate principal amount equal to the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means the sum of the Revolving A Credit Outstandings and the Revolving B Credit Outstandings.

                  "Revolving Loan" means each Revolving A Loan or a Revolving B Loan.

                  "Revolving Notes" means the Revolving A Note and the Revolving B Note.

                  "S&P" means Standard & Poor's Ratings Group.

                  "Secured Parties" means, collectively, the Lender, Bank of America and Prudential.

                  "Security Agreement(s)" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof by the Borrower and the Subsidiaries to the Collateral Agent for the benefit of the Secured Parties, and (ii) any additional Security Agreement delivered to the Collateral Agent pursuant to
         Section 7.23, each in the form of Exhibit L with respect to the Borrower and (with appropriate modifications) each Subsidiary, and as the same are hereafter modified, amended or supplemented from time to time.

                  "Security Instruments" means, collectively, the Pledge Agreement, the Security Agreement, the Mortgage, the Assignment of Factoring Balances and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Collateral Agent or any Secured Party a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

                  "Senior Debt" means all Indebtedness of the Borrower and its Subsidiaries owing to the Secured Parties pursuant to the Senior Debt Documents.

                  "Senior Debt Documents" means, collectively, this Agreement, the Bank of America Credit Agreement and the Prudential Note Agreement, together with all material related documents executed in connection with the transactions contemplated thereby.

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower is an "employer" as described in Section 4001(b) of ERISA and which is not a Multi-employer Plan.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

                  "Subsidiary Disposition" means the sale of the capital stock or substantially all of the assets of a Subsidiary or Subsidiaries of the Borrower [***].

                  "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Lender, which agreements create Rate Hedging Obligations.

                  "Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with Section 2.4.

                  "Term Loan Commitment" means, with respect to the Lender, the obligation of such Lender to make the Term Loan on the Closing Date to the Borrower up to an aggregate principal amount reflected on Exhibit A hereto.

                  "Term Loan Facility" means the facility described in Section
         2.4 providing for a Term Loan to the Borrower by the Lender in the aggregate principal amount equal to the Term Loan Commitment.

                  "Term Loan Maturity Date" means (i) January 15, 2000 or (ii) such earlier date of termination of Lender's obligations pursuant to
         Section 9.1 or the acceleration of any Loans upon the occurrence of an Event of Default.

                  "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding and all interest accrued thereon.

                  "Term Note" means, collectively, the promissory note of the Borrower evidencing Term Loan executed and delivered to the Lender as provided in Section 2.5 substantially in the form of Exhibit F-3.

                  "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  "Total Revolving Credit Commitment" means the sum of the Revolving A Credit Commitment and the Revolving B Credit Commitment.

                  "Triggering Event" means the failure of the Borrower to obtain (and provide a copy to the Lender), prior to any payment to Prudential of the principal amount due on October 12, 1999, a bona fide letter of intent containing customary provisions (in form and substance reasonably acceptable to the Lender) with a third party (which may be non-binding) [***].

                  "Twelve Month Period" means a period of twelve consecutive fiscal months, taken together as one accounting period.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to and used in the Borrower's or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000.

                  "Year 2000 Problem" means the risk that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

         1.2.     Rules of Interpretation.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Articles 1, 8 or 9 of the Georgia Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Atlanta, Georgia.

                  (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%", such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

                  (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

               The Revolving Credit Facilities and the Term Loan

         2.1.     Revolving Loans.

                  (a)      Commitment.

                           (i) Subject to the terms and conditions of Article V of this Agreement, the Lender agrees to make Advances to the Borrower under the Revolving A Credit Facility from time to time from the Closing Date until the Revolving A Credit Termination Date as to the total borrowing requested by the Borrower on any day; provided, however, that immediately after giving effect to each such Advance,
         (i) the principal amount of Revolving A Credit Outstandings shall not exceed the Revolving A Credit Commitment and (ii) aggregate Senior Debt outstanding does not exceed the Borrowing Base. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving A Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving A Credit Termination Date; provided, however, that (y) no Revolving A Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Revolving A Credit Termination Date and (z) each Revolving A Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 3.4 hereof, be repaid only on the last day of the Interest Period with respect thereto.

                           (ii) Subject to the terms and conditions of Article V of this Agreement, the Lender agrees to make Advances to the Borrower under the Revolving B Credit Facility from time to time from the Closing Date until the earlier of (1) the Revolving B Credit Termination Date, or (2) the occurrence of a Triggering Event (after a Triggering Event, any such Advances may be made by the Lender in the exercise of its sole discretion), as to the total borrowing requested by the Borrower on any day; provided, however, that immediately after giving effect to each such Advance, (i) the principal amount of Revolving B Credit Outstandings shall not exceed (x) the Revolving B Credit Commitment minus (y) Letter of Credit Outstandings, and (ii) aggregate Senior Debt outstanding does not exceed the Borrowing Base. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving B Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving B Credit Termination Date; provided, however, that (y) no Revolving B Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Revolving B Credit Termination Date and (z) each Revolving B Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 3.2 hereof, be repaid only on the last day of the Interest Period with respect thereto.

                  (b) Amounts. Except as otherwise permitted by the consent of the Lender from time to time, the aggregate unpaid principal amount of (x) the Revolving Credit Outstandings plus (y) the Letter of Credit Outstandings shall not exceed at any time the Total Revolving Credit Commitment, and the aggregate Senior Debt outstanding shall not exceed the Borrowing Base. The Lender shall have no obligation to advance any funds in excess of the Total Revolving Credit Commitment. If at any time the aggregate Senior Debt outstanding exceeds the Borrowing Base, subject to the terms of the Intercreditor Agreement, the Borrower shall prepay an amount equal to such excess to be applied to the Obligations. Each Revolving Loan hereunder and each Conversion under Section
3.2 hereof shall be in an amount of at least (i) $2,000,000, and, if greater than $2,000,000, an integral multiple of $1,000,000, if a Eurodollar Rate Loan and (ii) $250,000, and, if greater than $250,000, an integral multiple of $100,000, if a Base Rate Loan.

                  (c) Advances.

         (i) An Authorized Representative shall give the Lender (A) at least three (3) Business Days' irrevocable telephonic notice of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:00 A.M. Eastern Time and (B) irrevocable written notice of each Revolving Loan that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:00 A.M. Eastern Time on the day of such proposed Revolving Loan. Each such telephonic notice, which shall be effective upon receipt by the Lender, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar
Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Lender written confirmation of each such telephonic notice no later than 11:00 A.M. Eastern Time on the same day received by telefacsimile transmission in the form of a Borrowing Notice for additional Advances, or in the form of an Interest Rate Selection Notice for the selection or conversion of interest rates for outstanding Revolving Credit Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. The amount of any Advance shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative not later than 3:00 P.M., Eastern Time on the day so received.

         (ii) The duration of the initial Interest Period for each Revolving Loan that is a Eurodollar Rate Loan shall be as specified in the initial Borrowing Notice for such Loan. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans in accordance with Section 3.2 hereof. If the Lender does not receive an Interest Rate Selection Notice giving notice of election of duration of an Interest Period or conversion by the time prescribed by Section 3.2 hereof, the Borrower shall be deemed to have elected to convert such Revolving Loan to (or continue such Revolving Loan as) a Base Rate Loan until the Borrower notifies the Lender in accordance with Section 3.2 hereof.

         2.2. Revolving Notes.

         (a) Revolving A Credit Loans made by the Lender shall be evidenced by the Revolving A Notes, which Revolving A Notes shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         (b) Revolving B Credit Loans made by the Lender shall be evidenced by the Revolving B Notes, which Revolving B Notes shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         2.3. Revolving Credit Commitment Reductions. The Borrower may, by notice from an Authorized Representative, upon not less than three (3) Business Days written notice to the Lender, reduce either the Revolving A Credit Commitment or the Revolving B Credit Commitment from time to time. Each such reduction shall be in the aggregate amount of $2,500,000 or such greater amount which is in an integral multiple of $500,000, and shall permanently reduce the Revolving A Credit Commitment or the Revolving B Credit Commitment, as applicable. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under
Section 4.5 hereof. Each reduction of the Revolving A Credit Commitment or the Revolving B Credit Commitment shall be accompanied by payment of the Revolving A Note or Revolving B Note, as applicable, to the extent that the amount of Revolving A Credit Outstandings exceeds the Revolving A Credit Commitment or the Revolving B Credit Outstandings exceeds the Revolving B Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid and any fees otherwise due.

         2.4. Term Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to advance the Term Loan to the Borrower on the Closing Date up to the Term Loan Commitment. The principal amount of the Term Loan outstanding hereunder from time to time shall bear interest and the Term Loan shall be repayable as herein provided. No amount of the Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan amounts shall be made by the Lender after the initial such Advance. The unpaid principal amount of the Term Loan shall be due and payable in full, along with all accrued and unpaid interest thereon, on the Term Loan Maturity Date.

         2.5. Term Loan Note. The Term Loan shall be evidenced by the Term Note, which Term Note shall be dated the Closing Date, and shall be duly completed, executed and delivered by the Borrower.

         2.6. Issuance of Letters of Credit. So long as no Default or Event of Default is in existence, the Borrower may request Letters of Credit from time to time and the Lender will issue such Letters of Credit with an aggregate face amount outstanding at any time not exceeding $7,500,000. No Letter of Credit may have a termination date later than the Revolving B Credit Termination Date. All Letters of Credit will be issued by the Lender in accordance with the Lender's customary practices and subject to the Lender's customary fees, and will be documented pursuant to the Lender's customary letter of credit application and reimbursement agreements.

         2.7. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facilities hereunder shall be used by the Borrower first, to refinance the Existing Credit Agreement, the Demand Note the Bridge Notes, and then second, for working capital, Capital Expenditures and other lawful corporate purposes.

         2.8. Mandatory Prepayment. In addition to the optional reductions of the Revolving Credit Commitments effected under Section 2.3, the Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment of Revolving Credit Outstandings (with an equal and simultaneous reduction of the Total Revolving Credit Commitment) and the Term Loan from the Net Proceeds of each Restricted Asset Disposition and each Capital Market Transaction. All mandatory prepayments and commitment reductions to be made pursuant to this
Section 2.8 shall be governed by and subject to the terms of the Intercreditor Agreement which provides for pro rata application of such Net Proceeds to all Senior Debt. Any prepayment required to be made pursuant to this Section 2.8 shall be accompanied by any payment required pursuant to Section 4.5 hereof.

                                  ARTICLE III

               Eurodollar Funding, Fees, and Payment Conventions

         3.1. Interest Rate Options. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Loans in accordance with Sections 2.1(c)(i) and 4.2, as applicable; provided, however, (a) there shall not be outstanding at any one time Eurodollar Rate Loans having more than four (4) different Interest Periods, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $2,000,000 or, if greater than $2,000,000, an integral multiple of $1,000,000, (c) no Eurodollar Rate Loan which is a Revolving A Loan shall have an Interest Period that extends beyond the Revolving A Credit Termination Date,
(d) no Eurodollar Rate Loan which is a Revolving B Loan shall have an Interest Period that extends beyond the Revolving B Credit Termination Date, (e) no Eurodollar Rate Loan which is a portion of a Term Loan shall have an Interest Period that extends beyond the Term Loan Maturity Date, and (f) notwithstanding any interest rate options or rights of Conversion provided to the Borrower under this Agreement, all Overadvance Loans shall bear interest at the Base Rate at all times. If the Lender does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections

2.1(c)(i) and 4.2, as applicable, the Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Lender in accordance with Section 4.2. The Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

         3.2. Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth in the definition of "Interest Period" and in
Section 2.1 and Article IV, the Borrower may:

         (a) upon delivery of telephonic notice to the Lender (which shall be irrevocable) on or before 10:30 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

         (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Lender (which shall be irrevocable on or before 10:30 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

                  (i) elect a subsequent Interest Period for any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

                  (ii) convert any Base Rate Loan (other than an Overadvance
         Loan) to a Eurodollar Rate Loan on any Business Day.

Each such notice shall be effective upon receipt by the Lender, shall specify the amount of the Eurodollar Rate Loan affected, the Type of Loan affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Lender written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice.

         3.3. Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Loan, commencing on the first date of such Loan until such Loan shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each March, June, September and December, commencing on September 30, 1999, until the Revolving Credit Termination Date, the Revolving B Termination Date, or the Term Loan Maturity Date, as applicable, at which date the entire principal amount of and all accrued interest on such Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of the related Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         3.4. Prepayments of Eurodollar Rate Loans. Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 4.5.

         3.5. Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lender with respect to any Loan shall be made to the Lender at the Principal Office in Dollars in immediately available funds without condition or deduction or for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Lender may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Lender.

         (b) Any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

         (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Revolving A Credit Termination Date, the Revolving B Credit Termination Date, or the Term Loan Maturity Date, as applicable.

         3.6. Commitment Fee.

         (a) For the period beginning on the Closing Date and ending on the Revolving A Credit Termination Date with respect to Revolving A Loans, the Borrower agrees to pay to the Lender a commitment fee equal to .50% multiplied by the average daily amount by which the Revolving A Credit Commitment exceeds the sum of Revolving A Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing September 30, 1999 to and on the Revolving A Credit Termination Date.

         (b) For the period beginning on the Closing Date and ending on the Revolving B Credit Termination Date with respect to Revolving B Loans, the Borrower agrees to pay to the Lender a commitment fee equal to .50% multiplied by the average daily amount by which the Revolving B Credit

Commitment exceeds the sum of Revolving B Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing September 30, 1999 to and on the Revolving B Credit Termination Date.

         (c) For the period beginning on the Closing Date and ending on the Revolving B Credit Termination Date, the Borrower agrees to pay to the Lender a letter of credit fee equal to 2.75% multiplied by the face amount of each Letter of Credit issued by the Lender for the account of the Borrower. Such fee shall be due in arrears on the last Business Day of each March, June, September and December commencing September 30, 1999 to and on the Revolving B Credit Termination Date.

         3.7. Computation of Rates and Fees. Except as may be otherwise expressly provided, all interest rates (including the Base Rate, each Eurodollar Rate, and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

                                   ARTICLE IV

                            Change in Circumstances

         4.1. Increased Cost and Reduced Return.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                           (i) shall subject the Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to the Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, the Lender (or its Applicable Lending Office), including the Term Loan Commitment or Revolving A Credit Commitment or the Revolving B Credit Commitment of the Lender hereunder; or

                           (iii) shall impose on the Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to the Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by the Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to the Lender on demand such amount or amounts as will compensate the Lender for such increased cost or reduction. If the Lender requests compensation by the Borrower under this Section 4.1(a), the Borrower may, by notice to the Lender, suspend the obligation of the Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of the Lender to receive the compensation so requested.

                  (b) If, after the date hereof, the Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender's obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

                  (c) The Lender shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lender, be otherwise disadvantageous to it. If the Lender claims compensation under this Section 4.1, it shall furnish to the Borrower a statement setting forth in reasonable detail the reasons therefor and the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

         4.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Lender determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Lender determines (which determination shall be conclusive) that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lender of funding Eurodollar Rate Loans for such Interest Period;

then the Lender shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lender shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         4.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as the Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 4.4 shall be applicable).

         4.4. Treatment of Affected Loans. If the obligation of the Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section
4.1 or 4.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), the Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as the Lender may specify to the Borrower) and, unless and until the Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that the Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to the Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by the Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of the Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If the Lender gives notice to the Borrower that the circumstances specified in
Section 4.1 or 4.3 hereof that gave rise to the Conversion of the Lender's Affected Loans pursuant to this Section 4.4 no longer exist (which the Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, the Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all

Loans held by the Lenders holding Loans of the Affected Type and by the Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Term Loan Commitment and Revolving Credit Commitments.

         4.5. Compensation. Upon the request of the Lender, the Borrower shall pay to the Lender such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article V to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         4.6.     Taxes.

                  (a) Any and all payments by the Borrower to or for the account of the Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender (or its Applicable Lending Office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to the Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Lender, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) If the Lender is organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of the Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as the Lender remains lawfully able to do so), shall provide the Borrower with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that the Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which the Lender has failed to provide the Borrower with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), the Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of the Lender pursuant to this Section 4.6, then the Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of the Lender, is not otherwise disadvantageous to the Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.6 shall survive the termination of the Revolving Credit Commitment and Term Loan Commitment and the payment in full of the Notes.

                                   ARTICLE V

                           Conditions to Making Loans

         5.1. Conditions of Initial Advance. The obligation of the Lender to make the initial Advance is subject to the conditions precedent that:

                  (a) the Lender shall have received on the Closing Date, in form and substance satisfactory to the Lender, the following:

                         (i) executed originals of each of this Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Facility Guaranties, the Assignment of Factoring Balances, the Intercreditor Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

                         (ii) favorable written opinions of special counsel of the Borrower and the Facility Guarantors dated the Closing Date, addressed to the Lender and satisfactory to Jones, Day, Reavis & Pogue, special counsel to the Lender, substantially in the form of Exhibit H hereto;

                         (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower and each Facility Guarantor certified by its secretary or assistant secretary as of the Closing Date, appointing the initial Authorized Representative (with respect to the Borrower only) and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                         (iv) specimen signatures of officers of the Borrower and each Facility Guarantor executing the Loan Documents on behalf of the Borrower or such Facility Guarantor, certified by the secretary or assistant secretary of the Borrower or such Facility Guarantor, as applicable;

                         (v) the Organizational Documents of the Borrower and each Facility Guarantor certified as of a recent date by the Secretary of State of its state of formation;

                         (vi) the Operating Documents of the Borrower and each Facility Guarantor certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                         (vii) certificates issued as of a recent date by the Secretary of State of its state of formation as to the due existence and good standing of the Borrower and each Facility Guarantor;

                         (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower and each Facility Guarantor as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                         (ix)    notice of appointment of the initial
                  Authorized Representative;

                         (x) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 8.1(a) through (d) as of the Closing Date, substantially in the form of Exhibit I hereto;

                         (xi)    copies of (A) all UCC-1 financing statements,
                  (B) all certificates evidencing all Subsidiary Securities subject to the Pledge Agreement and (C) undated stock powers executed in blank with respect to such pledged Subsidiary Securities, all in such form and numbers sufficient to perfect the Lien of the Collateral Agent for the benefit of the Secured Parties in all Collateral;

                         (xii)   an initial Borrowing Notice;

                         (xiii) an initial Borrowing Base certificate as of May 30, 1999;

                         (xiv) copies of all other Senior Debt documents certified as true and correct by an Authorized
                  Representative;

                         (xv) evidence of payment of all fees payable by the Borrower on the Closing Date to the Lender;

                         (xvi) payment in full on the Closing Date all amounts outstanding under the Existing Credit Agreement, the Demand Note and the Bridge Note (which payment shall include the proceeds of the Revolving Loans and the Term Loan, along with any payment of such additional amounts as necessary to pay such amounts in full);

                         (xvii) an agreement in writing whereby the Lender's commitments under the Existing Credit Agreement are terminated;

                         (xviii) the Bank of America Credit Agreement
                  containing substantially the same terms as this Agreement is executed and delivered by the parties thereto;

                         (xix) a copy of an amendment to the Prudential Note Agreement satisfactory to the Lender in all respects; and

                         (xx)    such other documents, instruments,
                  certificates and opinions as the Lender or the Collateral Agent may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

                  (b) In the good faith judgment of the Lender there shall not have occurred or become known to the Lender any event, condition, situation or status since the date of the draft financial statements for the fiscal quarter ended March 28, 1999 delivered to the Lender that has had or could reasonably be expected to result in a Material Adverse Effect;

         5.2. Conditions of All Revolving Loans. The obligations of the Lender to make any Revolving Loans hereunder subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Lender shall have received a Borrowing Notice in the form of Exhibit D hereto;

                  (b) the representations and warranties of the Borrower and the Facility Guarantor set forth in Article VI hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 6.6(a)(i) hereof shall be deemed to be those financial statements most recently delivered to the Lender pursuant to Section 7.1 hereof;

                  (c) at the time of (and after giving effect to) each Advance, no Default or Event of Default specified in Article IX hereof, shall have occurred and be continuing;

                  (d) immediately after giving effect to any Revolving A Loan or Revolving B Loan, the Revolving A Credit Outstandings and Revolving B Credit Outstandings shall not exceed the Revolving A Credit Commitment or the Revolving B Credit Commitment, respectively; and

                  (e) immediately after giving effect to a Revolving Loan, the aggregate principal balance of all Senior Debt shall not exceed the Borrowing Base.

                                   ARTICLE VI

                         Representations and Warranties

         The Borrower and each Facility Guarantor represents and warrants with respect to itself and its Subsidiaries that:

         6.1.     Organization and Authority.

                  (a) The Borrower and each Material Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

                  (b) The Borrower and each Material Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Senior Debt Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower has the corporate power and authority to execute, deliver and perform the Senior Debt Documents, and to borrow thereunder and hereunder, and to execute, deliver and perform each of the other Senior Debt Documents to which it is a party; and

                  (d) Each Facility Guarantor will have the corporate power and authority to execute, deliver and perform the Subsidiary Guaranty and to execute, deliver and perform the other Senior Debt Documents to which it becomes a party;

                  (e) When executed and delivered, each of the Senior Debt Documents to which the Borrower or any Facility Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Facility Guarantor, enforceable against the Borrower or such Facility Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

         6.2. Senior Debt Documents. The execution, delivery and performance by the Borrower and each Facility Guarantor of each of the Senior Debt Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of the Borrower and each Facility Guarantor required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any order of any court or other agency of government binding on the Borrower or any Material Subsidiary, or properties, or (iii) the Organization Documents or Operating Documents of the Borrower or any Facility Guarantor;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any material indenture, agreement or other instrument to which Borrower or any Facility Guarantor is a party, or by which the properties or assets of Borrower or any Facility Guarantor are bound;

                  (d) does not and will not result in the creation or imposition of any Lien, other than Permitted Liens, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower or any Facility Guarantor;

         6.3. Solvency. The Borrower and each Facility Guarantor is Solvent after giving effect to the transactions contemplated by this Agreement and the other Senior Debt Documents;

         6.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those listed on Schedule 6.4 hereto and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 7.23 hereof; Schedule 6.4 states as of the date hereof the organizational form of each Subsidiary, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.4, free and clear of any Lien;

         6.5. Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 6.4 hereto;

         6.6.     Financial Condition.

                  (a)    The Borrower has heretofore furnished to the Lender
         (i) consolidated balance sheets of the Borrower and its Subsidiaries, and related notes thereto, and the related statements of operations, stockholders equity and cash flows, and the related notes thereto, dated March 29, 1998 with respect to Fiscal Year 1998, and (ii) draft consolidated balance sheets of the Borrower and its Subsidiaries and the related statements of operations, stockholders' equity and cash flows for the Fiscal Year of the Borrower ending March 28, 1999 (the "March 28 Draft Financial Statements"). The Borrower hereby represents and warrants that the audited financial statements to be delivered for the Fiscal Year ended March 28, 1999 will not contain any material deviation from the information contained in the March 28 Draft Financial Statements.

                  (b) since March 28, 1999 there has been no material adverse change in the condition, financial or otherwise, of the Borrower or its Material Subsidiaries or in the businesses, properties and operations of the Borrower or the Material Subsidiaries, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                  (c) except as set forth on Schedule 6.6 hereto, neither the Borrower nor any Subsidiary has incurred, any material indebtedness, or other liability, contingent or otherwise, which remains outstanding or unsatisfied;

         6.7. Title to Properties. The Borrower and each Material Subsidiary has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for Permitted Liens;

         6.8. Taxes. The Borrower and each Material Subsidiary has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

         6.9. Other Agreements.  Neither the Borrower nor any Subsidiary is

                  (a) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could reasonably be likely to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

         6.10. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be likely to have a Material Adverse Effect;

         6.11. Margin Stock. The Borrower does not own any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made pursuant to Article II hereof will be used by the Borrower only for the purposes set forth in Section 2.7 and hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the

Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         6.12. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is (a) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.) or (b) a "Holding Company" or a "Subsidiary Company" of a "Holding Company" or an "Affiliate" of a "Holding Company" or a "Subsidiary Company" of a "Holding Company," as such terms are defined under the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the Facility Guarantors of the transactions contemplated by this Agreement and the other Senior Debt Documents will not violate any provision of said Acts, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

         6.13. Patents, Etc. The Borrower and each Material Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of its businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

         6.14. No Untrue Statement. Neither (a) this Agreement nor any other Senior Debt Document or certificate or document executed and delivered by or on behalf of the Borrower or any Facility Guarantor in accordance with or pursuant to any Senior Debt Document nor (b) any statement, representation, or warranty provided to the Lender in connection with the negotiation or preparation of the Senior Debt Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading;

         6.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Senior Debt Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents, which, if not obtained or effected, would reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

         6.16.    Employee Benefit Plans.

                  (a) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.16 hereto;

                  (b) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except where failure to comply would not result in a Material Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (c) Other than as described on Schedule 6.16 hereto, no Pension Plan has been terminated within the six year period prior to the execution of this Agreement, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 202 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 202 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Pension Plan;

                  (d) Neither the Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan or (iv) failed to make a required installment or other required payment under Section 412 of the Code;

                  (e) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan;

                  (f) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         6.17.    No Default.  No Default or Event of Default exists hereunder;

         6.18. Hazardous Materials. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect, and the Borrower has not been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material;

         6.19. Employment Matters. (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which would not in the aggregate have a Material Adverse Effect;

         (b) The Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any material litigation, administrative proceeding or investigation in respect of such matters.

         6.20.    Year 2000 Compliance. The Borrower and each Subsidiary has
(i) initiated a review and assessment of all areas within its business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that it will not later than September 30, 1999 be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                  ARTICLE VII

                             Affirmative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Lender shall otherwise consent in writing, the Borrower will and, where applicable, will cause each Subsidiary to:

         7.1. Financial Reports, Etc. (a) Annual Reporting. As soon as practical and in any event within 120 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries, and the notes thereto, the related statements of operations, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth in the case of the statements comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial reports, opinions of Deloitte & Touche, L.L.P., or other such independent certified public accountants of nationally recognized standing, which are unqualified and without exception (except as may be acceptable to the Lender) and (ii) a certificate of an Authorized Representative demonstrating compliance with Section 8.1(a), (b), (c) and (d) hereof, which certificate shall be in the form attached hereto as Exhibit I hereof;

                  (b) Quarterly Reporting. As soon as practical and in any event within 45 days after the end of each quarterly period (except the last reporting period of the Fiscal Year) beginning with the fiscal quarter ended June 27, 1999, deliver to the Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such reporting period, the related statements of operations, stockholders' equity and cash flows for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with GAAP applicable to interim financial information and the rules and regulations of the Securities and Exchange Commission with respect to interim financials, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 7.1(a)(ii) hereof; provided, however, that notwithstanding the foregoing, the first report required to be delivered hereunder shall be delivered within 60 days after the end of such quarterly period;

                  (c) Monthly Reporting. As soon as practicable and in any event within 40 days after the end of each month beginning with the fiscal month ended August 1, 1998, deliver to the Lender (i) a balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related statements of income, stockholders' equity and cash flows for such month, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly in all material respects the financial position of the Borrower and its Subsidiaries as of the end of such month and the results of their operations and the changes in their financial position for such month, in conformity with GAAP applied on a Consistent Basis, subject to normal year-end audit adjustments and the absence of footnotes, (ii) a Borrowing Base Certificate and (iii) a certificate of an Authorized Representative demonstrating compliance with Sections 8.1(a) and 8.1(b) hereof, which certificate shall be in the form attached hereto as Exhibit I hereof; provided, however, that notwithstanding the foregoing, the first report required to be delivered hereunder shall be delivered within 50 days after the end of such month;

                  (d) Accountants' Letter. Together with each delivery of the financial statements required by Section 7.1(a)(i) hereof, deliver to the Lender a letter from the Borrower's accountants specified in Section 7.1(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.1(a)(i) hereof, they obtained no knowledge of any Default or Event of Default by the Borrower or any Subsidiary in the fulfillment of the terms and provisions of this Agreement or the other Loan Documents to which it is a party insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                  (e) Special Reports. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Lender a copy of
(i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general;

                  (f) Other Information. Promptly, from time to time, deliver or cause to be delivered to the Lender such other information regarding Borrower's or any Subsidiary's operations, business affairs and financial condition as the Lender may reasonably request. The Lender is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lender (or any affiliate of the Lender), to any regulatory authority having jurisdiction over the Lender pursuant to any written request therefor, or to any other Person who shall acquire or consider the assignment of or participation in any Loan permitted by this Agreement.

         7.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition and make all needed repairs, replacements and renewals as are reasonably necessary to conduct its business in accordance with customary business practices.

         7.3. Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

         7.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other material obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established and (b) cause the Borrower's tax returns for Fiscal Year 1999 to be filed on or before September 15, 1999.

         7.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Lender, and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption. Each of the policies of insurance described in this Section 7.5 shall provide that the insurer shall give the Lender not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner and shall name the Collateral Agent for the benefit of the Secured Parties as loss payee or additional insured, as applicable.

         7.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         7.7. Payment of Other Indebtedness. Subject to Section 8.14 hereof, pay when due (or within applicable grace periods) all Indebtedness (for which the failure to pay would constitute an Event of Default under Section 9.1(e)) due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with reserves in form and amount reasonably acceptable to the Lender therefor being set aside on the books of the Borrower or the applicable Subsidiary.

         7.8. Right of Inspection. Permit any Person designated by the Lender to visit and inspect any of the properties, corporate books and financial reports of the Borrower and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice, and all expenses incurred in connection with such visits and inspections shall be paid by the Borrower.

         7.9. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business and otherwise.

         7.10. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         7.11. Covenants Extending to Other Persons. Cause each of its Material Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in this Article VII.

         7.12. Officer's Knowledge of Default. Within five (5) days of any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder, under any other Senior Debt Document or under any other obligation of the Borrower or any Material Subsidiary to the Lender, cause such officer or an Authorized Representative to notify the Lender within such five (5) day period of the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

         7.13. Suits or Other Proceedings. Upon any officer of the Borrower or any Subsidiary obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $1,000,000 or not otherwise covered by insurance, promptly deliver to the Lender written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         7.14. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Lender true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or upon any property owned or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         7.15. Environmental Compliance. If the Borrower or any Subsidiary shall receive letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or and Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, except where the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made.

         7.16. Indemnification. The Borrower hereby agrees to defend, indemnify and hold harmless the Lender, its affiliates and its officers, directors, employees and agents, from and against any and all claims, losses, penalties, liabilities, damages and expenses (including, without limitation, assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous

Material by or on behalf of the Borrower or any Subsidiary on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The Borrower shall not be liable under this Section 7.16 for any such amounts arising solely as a result of the gross negligence or willful misconduct of any indemnified party. The provisions of this Section 7.16 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

         7.17. Further Assurances. At the Borrower's cost and expense, upon request of the Lender, duly execute and deliver or cause to be duly executed and delivered, to the Lender such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         7.18. Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days thereof, give notice of and/or deliver to Lender copies of (a) the establishment of any new Employee Benefit Plan, (b) the commencement of contributions to any plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 202 of ERISA or Section 412 of the Code by the due date.

         7.19.    Termination Events. Promptly and in any event within fifteen
(15) days of becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event or (b) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Lender a notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

         7.20. ERISA Notices. With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Lender copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Lender in writing within five (5) Business Days of any Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         7.21.    Continued Operations. Continue at all times (i) to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted and (ii) preserve, protect and maintain free from Liens, other than Permitted Liens, its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations.

         7.22. Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.7 hereof.

         7.23. New Subsidiaries. Within seven (7) days of the acquisition or creation of any Material Subsidiary, cause to be delivered to the Collateral Agent for the benefit of the Secured Parties each of the following:

                  (a) a Facility Guaranty executed by such Material Subsidiary, if a Domestic Subsidiary, substantially in the form of Exhibit G;

                  (b) each applicable Security Instrument of such Material Subsidiary, if a Domestic Subsidiary, to the extent such Material Subsidiary owns collateral of the type covered by such Security Instrument, substantially in the form of Exhibit K, L and M, together with (i) such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Material Subsidiary as "Debtor" and naming the Collateral Agent for the benefit of the Secured Parties as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Collateral Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Collateral Agent for the benefit of the Secured Parties the Lien on Collateral granted under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing, and (ii) landlord waivers, bailee waivers, processor waivers, warehouseman waivers, title insurance, surveys, appraisals, environmental assessments and other customary documents, certificates and agreements as the Collateral Agent may reasonably request in order to establish and maintain its Lien on any property of such Material Subsidiary covered thereby;

                  (c) if the Subsidiary Securities issued by such Material Subsidiary that are, or are required to become, Pledged Interests, shall be owned by a Subsidiary who has not then executed and delivered to the Collateral Agent a Pledge Agreement granting a Lien to the Collateral Agent, for the benefit of the Lender and the other Secured Parties, in such equity interests, a Pledge Agreement executed by the Subsidiary that directly owns such Material Subsidiary Securities substantially in the form attached hereto as Exhibit K (or, as to the Pledged Interests issued by any Direct Foreign Subsidiary, in a form acceptable to the Collateral Agent), and if such Subsidiary Securities shall be owned by the Borrower or a Subsidiary who has previously executed a Pledge Agreement, a Pledge Agreement Supplement in the form required by such Pledge Agreement pertaining to such Subsidiary Securities;

                  (d) if the Pledged Interests issued by such Material Subsidiary constitute securities under Article 8 of the Uniform Commercial Code
(i) the certificates representing 100% of such Subsidiary Securities and (ii) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

                  (e) if the Pledged Interests issued by such Material Subsidiary do not constitute securities and such Material Subsidiary has not elected to have such interests treated as securities under Article 8 of the applicable Uniform Commercial Code, (i) Uniform Commercial Code financing statements on form UCC-1 duly executed by the pledgor as "Debtor" and naming the Collateral Agent for the benefit of the Lender and the other Secured Parties as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Collateral Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Collateral Agent for the benefit of the Secured Parties the Lien on such Subsidiary Securities and (B) a control agreement from the Registrar of such Material Subsidiary, in form and substance acceptable to the Collateral Agent and in which the Registrar (1) acknowledges that the pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of such Subsidiary Securities, (2) acknowledges the Lien in favor of the Collateral Agent conferred under the Pledge Agreement and that such Lien will be reflected on the registry for such Subsidiary Securities, (3) agrees that it will not register any transfer of such Subsidiary Securities nor acknowledge any Lien in favor of any other Person on such Subsidiary Securities, without the prior written consent of the Collateral Agent, in each instance, until it receives notice from the Collateral Agent that all Liens on such Collateral in favor of the Collateral Agent for the benefit of the Lender and the other Secured Parties have been released or terminated, and (4) agrees that upon receipt of notice from the Collateral Agent that an Event of Default has occurred and is continuing and that the Subsidiary Securities identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Subsidiary Securities on the appropriate registry without requiring further consent from the pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Subsidiary Securities pending further transfer, notwithstanding any contrary instruction received from the pledgor;

                  (f) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

                  (g) an opinion of counsel to the Material Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 7.23 and addressed to the Collateral Agent and the Secured Parties, in form and substance reasonably acceptable to the Lender and the Collateral Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7.1(a)), to the effect that:

                         (i) such Material Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted and to execute, deliver and perform the Facility Guaranty and other Loan Documents described in this Section 7.23 to which such Material Subsidiary is a signatory, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                         (ii) the execution, delivery and performance of the Facility Guaranty and other Loan Documents described in this Section
         7.23 to which such Material Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Material Subsidiary, enforceable against such Material Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

                         (iii) the Subsidiary Securities of such Material Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights, and the applicable Security Instrument (including foreign collateral documents) is effective to create a valid security interest in favor of the Collateral Agent for the benefit of the Secured Parties in such Subsidiary Securities as constitute Pledged Interests; and

                         (iv) the Uniform Commercial Code financing statements on Form UCC-1 delivered to the Collateral Agent by the Material Subsidiary in connection with the delivery of the Security Instruments of such Material Subsidiary have been duly executed by the Material Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Collateral Agent for the benefit of the Secured Parties the Lien on Collateral conferred under such Security Instruments to the extent such Lien may be perfected by Uniform Commercial Code filing; and

                         (v) in the case of Direct Foreign Subsidiaries only, that under the laws of the applicable foreign jurisdiction, all agreements, notices and other documents that are required to be executed, delivered, filed or recorded and all other action required to be taken, within or pursuant to the laws of such jurisdiction to perfect the Lien conferred in favor of the Collateral Agent under the applicable Security Instrument as against creditors of and purchasers for value from the holder of the Pledged Interests has been duly executed, delivered, filed, recorded or taken, as the case may be; and

                  (h) current copies of the Organizational Documents and Operating Documents of such Material Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Material Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.23.

         7.24.    Security.

                  (a) As security for the full and timely payment and performance of all Obligations, which security shall ratably secure the Obligations, the Bank of America Obligations and the Prudential Obligations, the Borrower shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the reasonable opinion of the Collateral Agent and its counsel to grant to the Collateral Agent for the benefit of the Lender and the other Secured Parties a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws or Permitted Liens). Without limiting the foregoing, the Borrower and each Material Subsidiary having rights in any Collateral shall on the Closing Date deliver to the Collateral Agent, in form and substance reasonably acceptable to Lender, (A) a Security Agreement of the Borrower and each Domestic Subsidiary which shall grant to the Collateral Agent for the benefit of the Secured Parties a security interest in and lien on all Collateral described therein, subject to no Liens other than Permitted Liens, (B) a Pledge Agreement of the Borrower and each Material Subsidiary owning any Subsidiary Securities which shall pledge to the Collateral Agent for the benefit of the Secured Parties 100% of the Subsidiary Securities of all Domestic Subsidiaries; (C) certificates representing such Subsidiary Securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, and (D) Uniform Commercial Code financing statements reflecting the Lien in favor of the Collateral Agent on such Subsidiary Securities, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Collateral Agent may request to effect the transactions contemplated by this Section 7.24. The Borrower shall, and shall cause each Material Subsidiary, to pledge to the Collateral Agent for the benefit of the Secured Parties (and as appropriate to reaffirm its prior pledge of) all of the Subsidiary Securities of any Domestic Subsidiary acquired or created after the Closing Date and to deliver to the Collateral Agent all of the documents and instruments in connection therewith as are identified in Section 7.23 and in the Security Instruments.

                  (b) At the request of the Lender, the Borrower will or will cause each other Credit Party, as the case may be, to execute, by its duly authorized officers, alone or with the Collateral Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Lender reasonably deems necessary from time to time to create, continue or preserve the Liens and security interests in the Collateral (and the perfection and priority thereof) of the Collateral Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or any Facility Guarantor after the Closing Date. The Collateral Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Credit Party as "debtor" and the Collateral Agent as "secured party", and continuations thereof and amendments thereto, as the Lender reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

                  (c) As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrower shall also cause a Mortgage to be delivered to the Collateral Agent after the Closing Date with respect to any material real property that is acquired by the Borrower or any Domestic Subsidiary, in form and substance reasonably acceptable to the Collateral Agent. The Borrower shall deliver to the Collateral Agent all environmental reports, along with all landlord waivers, bailee waivers, processor waivers, warehouseman waivers, title insurance, appraisals, surveys, legal opinions and other certificates and documents reasonably requested by the Collateral Agent in connection with the delivery of any such Mortgage.

         7.25. Year 2000 Compliance. Promptly notify the Lender in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to and used in its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis,

                                  ARTICLE VIII

                               Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Lender shall otherwise consent in writing, the Borrower will not nor permit any Subsidiary to:

         8.1.     Financial Covenants.

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than (i) $75,000,000 from the Closing Date to the next succeeding fiscal quarter end of the Borrower and (ii) as at the last day of each succeeding fiscal quarter of the Borrower after the Closing Date and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this
         Section 8.1(a) as at the end of the immediately preceding fiscal quarter, plus (B) 75% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from any Capital Markets Transactions.

                  (b) Consolidated EBITDA. Permit Consolidated EBITDA as of the end of any fiscal month for any Twelve Month Period ending on the dates or during the periods indicated below to be less than the amounts set forth below:


                                                                         Minimum
                                                                      Consolidated
                                     Period                              EBITDA
                                     ------                              ------

                  June 27, 1999                                       $19,000,000

                  August 1, 1999                                      $18,000,000

                  August 2, 1999 through September 26, 1999           $19,000,000

                  September 27, 1999 through December 26, 1999        $21,000,000

                  December 27, 1999 through April 2, 2000             $25,000,000

                  April 3, 2000 and thereafter                        $26,000,000

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit at any time the Consolidated Fixed Charge Ratio of the Borrower to be less than the ratio set forth below for the period indicated:


                                                                         Minimum
                                                                   Consolidated Fixed
                                                                     Charge Coverage
                             Period                                       Ratio
                             ------                                       -----

                  Closing Date through September 26, 1999             .75 to 1.00

                  September 27, 1999 through December 26, 1999        .80 to 1.00

                  December 27, 1999 and thereafter                   1.00 to 1.00

                  (d) Capital Expenditures. Permit Capital Expenditures during Fiscal Year 2000 to exceed $16,000,000.

         8.2. Indebtedness. Incur, create, assume or permit to exist any Indebtedness of the Borrower or an Subsidiary, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in Schedule 6.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                  (b)    Senior Debt;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) purchase money Indebtedness described in Section 8.3(g) not to exceed an aggregate outstanding amount at any time of $2,000,000;

                  (e) Indebtedness arising from Rate Hedging Obligations up to $50,000,000 with respect to Senior Debt incurred in the ordinary course of business and not for speculative or investment purposes;

                  (f) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Facility Guarantor to the Borrower or any Facility Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Lender which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Lender;

                  (g) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (f) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (f) shall in no event exceed $1,000,000 at any time; and

                  (h) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a), (d) and (f) of this Section 8.2, provided that the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Lender than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (2) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, and (3) immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing.

         8.3. Liens. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than the following (collectively, "Permitted Liens"):

                  (a) Liens existing as of the date hereof and as set forth in Schedule 8.3 attached hereto;

                  (b) Liens in favor of the Secured Parties securing the Senior Debt;

                  (c) Liens upon accounts of the Borrower and its Subsidiaries granted to Permitted Factors;

                  (d) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (f) Liens incurred or deposits made in the ordinary course of business (including surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (g) purchase money Liens to secure Indebtedness incurred to purchase fixed assets, provided the Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

                  (h) Liens granted to the issuer of any documentary letters of credit upon property shipped under or in connection with such documentary letters of credit;

                  (i) easements, rights of ways, restrictions, lease of real property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting the real property in which the aggregate do not materially adversely affect the value of such real property or materially impair its use for the operation of the business of the Borrower;

                  (j) judgment liens that shall not have been in existence for a period longer than thirty (30) days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than thirty (30) days after the expiration of such stay; provided, that, in either case, appropriate reserves shall have been established for such judgments in accordance with GAAP and the aggregate amount of such judgments does not exceed $1,000,000; and

                  (k) rights of lessors under Capital Leases permitted hereunder.

         8.4. Transfer of Assets. Conduct or permit, or agree to conduct or permit, any Asset Disposition other than Permitted Asset Dispositions.

         8.5. Investments; Acquisitions. Make any Acquisition or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower or any Subsidiary may maintain investments or invest in:

                  (a)    Eligible Securities;

                  (b) investments in Subsidiaries existing as of the date hereof and as set forth in Schedule 6.4 attached hereto;

                  (c) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (d) advance payments in respect of Inventory made in the ordinary course ("Inventory Deposits") in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

                  (e) other loans, advances and investments made in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $750,000;

                  (f) loans in the ordinary course of business to employees, affiliates and Subsidiaries who are not Facility Guarantors in an aggregate principal amount outstanding at any time of $2,500,000; and

                  (g) loans and advances to and investments in Subsidiaries who are Facility Guarantors.

         8.6. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business); provided, however, any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly owned Subsidiary of the Borrower, and any Person may merge with the Borrower if the Borrower shall be the survivor thereof and such merger shall not cause, create or result in the occurrence of any Default or Event of Default hereunder.

         8.7. Restricted Payments. Make any Restricted Payments or apply or set apart any of their assets therefor or agree to do any of the foregoing, in excess of $1,100,000 in the aggregate in any Fiscal Year; provided, however, that in no event shall the per share dividend payable by the Borrower be increased from $ .03 per share per quarter.

         8.8. Transactions with Affiliates. Other than transactions permitted under Sections 8.6 or 8.7 hereof, transactions described on Schedule
8.8 hereto and transactions among the Borrower and wholly owned Subsidiaries or among wholly owned Subsidiaries, enter into any transaction after the Closing Date, including the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) upon terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         8.9. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability to the Borrower or any ERISA Affiliate in excess of $500,000;

                  (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $500,000;

                  (c) permit any accumulated funding deficiency in excess of $500,000 (as defined in Section 202 of ERISA and Section 412 of the
         Code) with respect to any Pension Plan, whether or not waived;

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $500,000; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to
         Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $500,000 may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $500,000; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Loans and all other applicable laws and the regulations and official published interpretations thereof.

         8.10. Changes and Amendments. Change its Fiscal Year or supplement or amend in any material way its Organizational Documents or any other Senior Debt Document.

         8.11. Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower ("Sale and Leaseback Transactions").

         8.12. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution.

         8.13 Mortgages and Appraisals. Fail to deliver to the Collateral Agent, in form and substance acceptable to the Lender, (a) on or before August 31, 1999, a Mortgage with respect to each parcel of material real property that is owned by the Borrower or any Domestic Subsidiary and confirmation of the engagement of appraisers satisfactory to the Lender with respect to such material real property and all fixed assets and (b) on or before October 31, 1999, (i) an appraisal of all fixed assets and Mortgaged Property of the Borrower and its Subsidiaries completed by an appraiser reasonably acceptable to the Lender and the Borrower and (ii) all environmental reports, title insurance, surveys, legal opinions and other certificates and documents reasonably requested by the Lender in connection with all Mortgaged Property other than Excluded Locations.

         8.14 Liquidity. Permit the Borrower to have an aggregate amount available to be advanced to it (including Factor Advances) under this Agreement and the Wachovia Credit Agreement and from any Permitted Factor to be less than $7,500,000 after giving effect to any payment to Prudential of the principal amount scheduled to be paid October 12, 1999.

         8.15 Factor Advances. Permit to exist any Factor Advances (other than Factor Advances from a Permitted Factor) in an aggregate amount exceeding $30,000,000 prior to January 1, 2000 and $1,000,000 at any time thereafter;


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

                                   ARTICLE IX

                       Events of Default and Acceleration

         9.1. Events of Default. If any one or more of the following events ("Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of
         Article II hereof, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to the Lender under the Loan Documents on the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Sections 7.4(b), 7.5, 7.8, 7.12, 7.22, 7.23, 7.24 or Article VIII hereof;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement, the Notes or the other Loan Documents (other than as described in clauses (a), (b) or (c) above) or any other agreement between the Borrower and the Lender creating or relating to any Indebtedness between the Borrower and the Lender and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Lender or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Lender or delivered to the Lender in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Lender), or if without the written consent of the Lender this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lender); or

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Indebtedness outstanding (other than the Notes) when due or within any applicable grace period, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of the Borrower or any Subsidiary or the mandatory prepayment or purchase of such Indebtedness by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

                  (g) if any material representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Lender by or on behalf of the Borrower or any Facility Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given; or

                  (h) if the Borrower or any Facility Guarantor shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (i) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Facility Guarantor or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Facility Guarantor seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Facility Guarantor or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Facility Guarantor takes any action to indicate its consent to or approval of any such proceeding or petition; or

\                  (j)    [***]; or

                  (k) if the Borrower or any Facility Guarantor shall suspend all or any part of its operations material to the conduct of the business of the Borrower for a period of more than 120 days; or

                  (l) if the Borrower shall breach any of the material terms or conditions of any Senior Debt Document and such breach shall continue beyond any grace period, if any, relating thereto pursuant to its terms; or

                  (m) if the Borrower shall cause, suffer or permit (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Bernstein Family or the Crown ESOP to own or control, directly or indirectly, more than thirty percent (30%) of the capital stock of the Borrower having voting rights in the election of directors, or any other equity security or a security convertible into or exchangeable or redeemable for any equity security or (ii) individuals who at the Closing Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the Closing Date or whose election or nomination for election was previously so approved) to cease for any reason to constitute at least a majority of the Board of Directors then in office;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be taken: (i) the Lender may declare any obligation of the Lender to make further Revolving Loans terminated, whereupon the obligation of the Lender to make further Revolving Loans hereunder shall terminate immediately, and (ii) the Lender may, at its option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lender shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (h) or (i) above, then the obligation of the Lender to make Revolving Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Lender; and

                           (B) the Lender shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         9.2. Lender to Act. In case any one or more Events of Default shall occur and not have been waived, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.3. Cumulative Rights. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         9.4. No Waiver. No course of dealing between the Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

                                   ARTICLE X

                                 Miscellaneous

         10.1. Assignments and Participations. (a) The Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Revolving Note, and its Revolving Credit Commitment); provided, however, that

                  (i)    each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment of all of the Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 or an integral multiple of $100,000 in excess thereof;

                  (iii) each such assignment by the Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Revolving Notes ; and

                  (iv) the parties to such assignment shall execute an Assignment and Acceptance in the form of Exhibit B hereto, together with any Revolving Notes subject to such assignment.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of the Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor and the Borrower shall make appropriate arrangements so that, if required, new Revolving Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

         (b) The Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement; provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of set-off contained in Section 10.3, and (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement, and the Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending any of its Revolving Credit Commitments).

         (e) Notwithstanding any other provision set forth in this Agreement, the Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) The Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants).

         (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lender or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         10.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower:

                           Crown Crafts, Inc.
                           1600 RiverEdge Parkway
                           Suite 200
                           Atlanta, Georgia 30328
                           Attn: Mr. David Fraser, Chief Financial Officer
                           Telephone:     (404) 644-6230
                           Telefacsimile: (404) 644-6233

                  (b)      if to the Lender:

                           Wachovia, N.A.
                           191 Peachtree Street, N.E.
                           30th Floor
                           Atlanta, Georgia  30303
                           Attention: Leveraged Finance
                           Telephone:  (404) 332-1383
                           Telefacsimile:   (404) 332-6920

         10.3. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by the Lender, irrespective of whether the Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

         10.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or the Lender has any Revolving Credit Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

         10.5. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Lender (including the cost of internal counsel) with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Lender, if any (including reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         10.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower or other applicable Credit Party party to such Loan Document and the Lender.

         No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on the Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         10.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully- executed counterpart.

         10.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower or the Lender or any obligation of the Borrower or the Lender, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Lender under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold harmless the Lender for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         10.9. Indemnification; Limitation of Liability. (a) The Borrower agrees to indemnify and hold harmless the Lender and each of its affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Facility Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. In case any claim is asserted or any action or proceeding is brought against an Indemnified Party, such Indemnified Party shall promptly notify the Borrower of such claim, action or proceeding and the Borrower shall resist, settle or defend with counsel reasonably acceptable to such Indemnified Party such claim, action or proceeding. If, within ten (10) days of the Borrower's receipt of such notice, the Borrower does not commence and continue to prosecute the defense of such claim, action or proceeding, then such Indemnified Party may retain legal counsel to represent it in such defense and the Borrower shall indemnify such Indemnified Party for the reasonable fees and expenses of such legal counsel. Subject to the foregoing, the Indemnified Parties shall cooperate and join with the Borrower, at the expense of the Borrower, as may be required in connection with any action taken or defended by the Borrower. The Borrower agrees not to assert any claim against the Lender, any of its affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

         (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         10.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         10.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter dated as of July 20, 1999, executed by the Lender and accepted by the Borrower, survive the closing of the Revolving Credit Facilities, shall survive and continue in effect).

         10.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         10.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Lender an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lender and the Borrower to conform strictly to any applicable usury laws. Accordingly, if the Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at the Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the


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

Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         10.14. Payments. All principal, interest, and other amounts to be paid by the Borrower under this Agreement and the other Loan Documents shall be paid to the Lender at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

         10.15.   GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

                  (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (B) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF FULTON, STATE OF GEORGIA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 10.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED


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

         FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF
         GEORGIA.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (F) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.


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

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                         CROWN CRAFTS, INC.



ATTEST:                                  By: /s/ Michael Bernstein
                                            ---------------------------------
                                         Name: Michael Bernstein
/s/ Roger D. Chittum                          -------------------------------
----------------------                   Title: President
Secretary                                      ------------------------------

[CORPORATE SEAL]


                                         WACHOVIA BANK, N.A., as Lender


                                         By: /s/ /R.E.S. Bowen
                                            ---------------------------------
                                         Name: R.E.S. Bowen
                                         Title: Assistant Vice President


                                         Lending Office:
                                             Wachovia, N.A.
                                             191 Peachtree Street, N.E.
                                             30th Floor
                                             Atlanta, Georgia 30303


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